UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 23, 2024, Harmonic Inc., a Delaware corporation (the “Company”), entered into a Third Amendment to Credit Agreement (the “Amendment”), amending its existing Credit Agreement, dated as of December 21, 2023, by and among the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Citibank, N.A., as administrative agent (as amended, the “Credit Agreement”). The Amendment provides additional revolving credit commitments in an aggregate principal amount of up to $40.0 million pursuant to the incremental provisions under the Credit Agreement. As a result of the additional commitments, the Credit Agreement now provides for loans in an aggregate principal amount of up to $200.0 million, consisting of a $160.0 million revolving credit facility and a $40.0 million term loan facility. As of December 23, 2024, there were $75 million of revolving loans, $39.5 million of term loans and approximately $2.9 million of letters of credit outstanding under the Credit Agreement.
Certain of the lenders under the Credit Agreement and/or their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking and other banking and/or financial services with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Additional details of the Credit Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2023, and are incorporated herein by reference.
The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
10.1	Third Amendment to Credit Agreement, dated as of December 23, 2024, by and among Harmonic Inc., the subsidiary guarantor party thereto, the lenders party thereto and Citibank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2024	HARMONIC INC.

	By:	/s/ Walter Jankovic
Walter Jankovic
Chief Financial Officer